Exhibit 1

                             JOINT FILING AGREEMENT

                  This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, par value $0.50 per share, of The Limited, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  September 15, 2000


                                     Leslie H. Wexner
                                  ---------------------------------
                                     Leslie H. Wexner


                                 THE WEXNER FOUNDATION


                                 By:    Darren K. Indyke
                                     ------------------------------
                                        Darren K. Indyke, Secretary


                                 HEALTH AND SCIENCE INTERESTS II


                                 By:    Jeffrey E. Epstein
                                     ------------------------------
                                        Jeffrey E. Epstein, Trustee


                                 THE WEXNER CHILDREN'S TRUST


                                 By:    Leslie H. Wexner
                                     ------------------------------
                                        Leslie H. Wexner, Trustee


                                 HARRY, HANNAH, DAVID AND
                                   SARAH WEXNER TRUST


                                 By:    Jeffrey E. Epstein
                                     ------------------------------
                                        Jeffrey E. Epstein, Trustee


                                 ASW HOLDINGS, INC.


                                 By:    Jeffrey E. Epstein
                                     --------------------------------
                                        Jeffrey E. Epstein, President



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